Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.001 per share	457(o)	(1)		(1)	(1)	(1)	—	—	—	—
Fees to be Paid	Equity	Preferred stock, pay value $0.001 per share	457(o)	(1)		(1)	(1)	(1)	—	—	—	—
Fees to be Paid	Debt	Debt Securities	457(o)	(1)		(1)	(1)	(1)	—	—	—	—
Fees to be Paid	Equity	Depositary Shares	457(o)	(1)		(1)	(1)	(1)	—	—	—	—
Fees to be Paid	Equity	Warrants	457(o)	(1)		(1)	(1)	(1)	—	—	—	—
Fees to be Paid	Equity	Purchase Contracts	457(o)	(1)		(1)	(1)	(1)	—	—	—	—
Fees to be Paid	Equity	Units	457(o)	(1)		(1)	(1)	(1)	—	—	—	—
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)		$209,377,660	$92.70 per $1,000,000	$19,409.30(2)	—	—	—	—
Fees to be Paid	Equity	Common stock, par value $0.001 per share	457(o)	—	—	(1)	(1)	(1)	—	—	—	—
Fees Previously Paid	Equity	Common stock, par value $0.001 per share	457(o)	—	—	$59,377,660	$109.10 per $1,000,000	$6,478.10(2)	—	—	—	—

Total Offering Amounts	$209,377,660	$19,409.30

Total Fees Previously Paid		$6,478.10

Total Fee Offsets		$8,916.42(3)

Net Fee Due		$4,014.78

(1) Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $209,377,660.

(2) The securities registered pursuant to this registration statement include unsold securities previously registered on this registration statement on March 4, 2021 (the “Original Registration Statement”). The Original Registration Statement registered the offer and sale of up to $100,000,000 in shares of the registrant’s common stock that may be issued and sold under an amended and restated sales agreement with Cantor Fitzgerald & Co. The registrant previously paid a fee of $10,910 related to such $100,000,000 in shares of common stock. Of such shares of common stock, $59,377,660 remain unsold (the “Unsold Securities”). The registrant has determined to include in this registration statement all of the Unsold Securities and the registration fee in the amount of $6,478.10 related thereto is applied to the registrant’s total registration fee.

(3) Pursuant to Rule 457(p), the registrant hereby partially offsets the registration fee required in connection with this filing by $8,916.42, which represents the remaining balance from the $32,450 registration fee previously paid by the registrant with respect to an aggregate $250,000,000 of securities previously registered under a universal shelf on a post-effective amendment to a registration statement on Form S-3 (Registration No. 333-226452) (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission on February 24, 2020, which is terminated and of which $68,693,563 aggregate offering amount was unsold. Pursuant to Rule 457(p) under the Securities Act, the $19,409.30 filing fee currently due in connection with this filing is offset in part against the $8,916.42 remaining balance for such unsold securities under the Prior Registration Statement.

(4) The Prior Registration Statement included an indeterminate number and amount of Common Stock, Preferred Stock, Debt Securities, Depository Shares, Warrants, Purchase Contracts and Units of the registrant that could be issued at currently indeterminable prices and could be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered thereunder, which together had a maximum aggregate initial offering price of $250,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	TherapeuticsMD, Inc.	S-3	333-226452	February 24, 2020		$8,916.42	Unallocated	(4)	$68,693,563	$68,693,563

Fee Offset Sources	TherapeuticsMD, Inc.	S-3	333-226452		February 24, 2020						$8,916.42(3)